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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) January 17, 1997
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                              (January 16, 1997)
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                     WELLSFORD RESIDENTIAL PROPERTY TRUST
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              (Exact Name of Registrant as Specified in Charter)

          Maryland                   1-11550                  13-3675988
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(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)             Identification No.)


            610 Fifth Avenue, New York, NY                        10020
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         (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code (212) 333-2300
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         (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events.

     Wellsford Residential Property Trust ("Wellsford"), a Maryland real estate investment trust, and Equity Residential Properties Trust ("EQR"), a Maryland real estate investment trust, entered into an Agreement and Plan of Merger on January 16, 1997. The combined companies will operate under the Equity Residential Properties Trust name.

     Pursuant to the merger, the common shares of beneficial interest of Wellsford issued and outstanding immediately prior to the merger will be converted into .625 of a common share of beneficial interest of the surviving trust, subject to adjustment based upon the market price of common shares of beneficial interest of EQR. Prior to the consummation of the merger, certain assets of Wellsford will be contributed to a subsidiary of Wellsford and the shares of such subsidiary owned by Wellsford will be distributed as a dividend to the shareholders of Wellsford. Consummation of the merger is subject to the approval of the shareholders of EQR and Wellsford and to specified closing conditions.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of January 16, 1997, between Equity Residential Properties Trust and Wellsford Residential Property Trust.


SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 1997


                                          WELLSFORD RESIDENTIAL PROPERTY TRUST



                                          By: /s/ Edward Lowenthal
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                                              Name:  Edward Lowenthal
                                              Title: President

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